UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 1, 2005
Date of Report (date of earliest event reported)

NOVELIS INC.

(Exact name of Registrant as specified in its charter)

Canada	001-32312	N/A

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3399 Peachtree Road NE
Suite 1500
Atlanta, Georgia 30326

(Address of principal executive offices)

(404) 814-4210

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 7.01.     Regulation FD Disclosure

     Novelis Inc. (the “Company”) recently announced that it had priced $1,400,000,000 principal amount of its 7¼% Senior Notes due 2015 (the “Notes”). The Notes were sold in a private placement to (1) “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (2) outside the United States in compliance with Regulation S under the Securities Act. The sale of the Notes is expected to close on February 3, 2005.

     The Company will distribute a Confidential Offering Memorandum relating to the sale of the Notes. Attached hereto as Exhibit 99.1 and incorporated herein by reference is an excerpt from the Offering Memorandum, consisting of pro forma financial information reflecting the final terms of the Notes. This pro forma financial information updates comparable information included in the Company's registration statement on Form 10 (File No. 001-32312).

     The information contained or incorporated in this Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.     Financial Statements and Exhibits

     (c)   Exhibits

Exhibit No.	Description
99.1	Excerpt of certain items included in the Confidential Offering Memorandum relating to the sale of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: February 1, 2005	/s/ David Kennedy
David Kennedy
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Excerpt of certain items included in the Confidential Offering Memorandum relating to the sale of the Notes.